                                                                    Exhibit 99.2

                               TRW AUTOMOTIVE INC.

                                OFFER TO EXCHANGE

                         NEW 9 3/8% SENIOR NOTES DUE 2013
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                       FOR
            ANY AND ALL OF ITS OUTSTANDING 9 3/8% SENIOR NOTES DUE 2013

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THE EXCHANGE OFFER WILL EXPIRE AT 12:00 A.M. MIDNIGHT, NEW YORK CITY TIME, ON
              , 2003, UNLESS EXTENDED BY TRW AUTOMOTIVE INC.

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                                                                         , 2003

To Brokers, Dealers, Commercial Banks,
     Trust Companies and other Nominees:

     As described in the enclosed Prospectus, dated           , 2003 (the
"Prospectus"), and form of Letter of Transmittal (the "Letter of Transmittal"),
TRW Automotive Inc. (the "Company") is offering to exchange $925,000,000 principal amount of the Company's 9 3/8% Senior Notes due 2013 that have been registered under the Securities Act of 1933, as amended (collectively, the
"Exchange Notes"), for any and all of its outstanding 9 3/8% Senior Notes due
2013 (collectively, the "Outstanding Notes") in integral multiples of $1,000
(the "Exchange Offer"). The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed
Prospectus. The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of
Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

     The Company will not pay any fees or commissions to you for soliciting tenders of Outstanding Notes pursuant to the Exchange Offer. However, you will be reimbursed by the Company for customary and reasonable mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients, including the reasonable expenses of overnight courier services. The Company will pay all transfer taxes, if any, applicable to the tender of the Outstanding
Notes to it or its order, except as otherwise provided in the Prospectus and
Letter of Transmittal.

     For your information and for forwarding to your clients for whom you hold the Outstanding Notes held of record in your name or in the name of your nominee, enclosed are copies of the following documents:

     1.   The Prospectus;

     2. The Letter of Transmittal for your use and for the information of your clients, together with a Substitute Form W-9 and Guidelines for Certification of
Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

     3.   A form of Notice of Guaranteed Delivery; and

     4. A printed form of letter, including a Letter of Instructions, which you may use to correspond with your clients for whose accounts you hold Outstanding
Notes held of record in your name or in the name of your nominee, with space provided for obtaining such clients' instructions regarding the Exchange Offer.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR
INSTRUCTIONS.

     Any inquiries you may have with respect to the Exchange Offer should be addressed to The Bank of New York, the exchange agent for the Exchange Offer, at their address and telephone number set forth in the enclosed Prospectus and
Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the exchange agent.

                                                     Very truly yours,

                                                     TRW Automotive Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR
ANY OTHER PERSON THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE
YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF
EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS
ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

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